SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 5, 2017
 iROBOT CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or other jurisdiction of incorporation or organization)
001-36414		77-0259 335
(Commission File Number)		(I.R.S. Employer Identification No.)

8 Crosby Drive, Bedford, MA		01730
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (781) 430-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.

On July 5, 2017, iRobot Corporation (the “Company”) and DIV Bedford, LLC entered into a Sixth Amendment to Lease (the “Amendment”), which amends certain provisions of that certain Lease Agreement, by and between the Company and Boston Properties Limited Partnership, dated as of February 22, 2007, as amended (the “Lease”), regarding the Company’s corporate headquarters located at 4-18 Crosby Drive, Bedford, Massachusetts (the “Property”). The Amendment provides for, among other things, an expansion of an additional 5,645 square feet of leased space at the Property and provides the Company a right of first refusal, subject to certain conditions, to lease certain other space at the Property as and when such space becomes available.

Pursuant to the Amendment, the term of the Lease is extended for an additional ten years, commencing on May 1, 2020 and expiring on April 30, 2030. The Company has an option to further extend the term of the Lease for one additional ten-year period (the “Second Extension Term”), subject to certain conditions, including the absence of an event of default as of the commencement of the Second Extension Term.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iRobot Corporation

July 11, 2017	By: /s/ Glen D. Weinstein
Name: Glen D. Weinstein
Title: Chief Legal Officer and Secretary